UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	June 6, 2008

Kansas City Southern
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-4717	44-0663509
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

427 West 12th Street, Kansas City, Missouri		64105
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	816-983-1303

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

5.02(b)

On June 6, 2008, Arthur L. Shoener resigned from his employment with Kansas City Southern (the "Company") as its President and Chief Operating Officer.

5.02(c)

David L. Starling will replace Mr. Shoener as President and Chief Operating Officer of the Company. Mr. Starling was appointed to this position on June 6, 2006 and he will begin employment on July 1, 2008. The press release announcing Mr. Starling’s appointment is filed as Exhibit 99.1 to this Form 8-K.

Mr. Starling, age 58, currently is and has been the president and director general of the Panama Canal Railway Company ("PCRC"), a joint venture of the Company and Mi-Jack Products, for the past nine years. At PCRC, Mr. Starling has had responsibility for the reconstruction of the railroad and its subsequent operation. Mr. Starling is a director of PCRC and Panarail Tourism Company, a wholly-owned subsidiary of PCRC, and both companies are affiliates of the Company.

Immediately prior to his employment with PCRC, Mr. Starling was employed with American President Lines ("APL"). In 1988, Mr. Starling joined APL as managing director of stack train operations for the Chicago region and later the Southern region, where he was heavily involved with the implementation of dedicated double stack trains from the Detroit area to Hermosillo, Mexico for Ford, to Monterrey, Mexico for General Motors and to Toluca, Mexico for Chrysler. From 1993 to 1994, Mr. Starling served as managing director of the Philippines for APL and was responsible for all regional functions including financial, legal and governmental relations. In 1995, Mr. Starling became APL’s managing director for the Hong Kong/South China region, then later became vice president Central Asia responsible for China, Taiwan and Hong Kong.

There are no family relationships between Mr. Starling and any other officer or director of the Company.

On July 1, 2007, Mr. Starling entered into a consulting agreement with the Company that will terminate on July 1, 2008. Pursuant to the terms of the consulting agreement, the Company pays Mr. Starling $5,000 per month to act as a consultant with respect to building relationships with international shippers, given his expertise in this area. In connection with entering into the consulting agreement, Mr. Starling was awarded 10,000 shares of restricted stock of the Company in August 2007, one-third of which vests every year for three years. The shares of restricted stock that have not vested will be forfeited with the termination of the consulting agreement.

Item 9.01 Financial Statements and Exhibits.

(d)

Press release issued by Kansas City Southern dated June 9, 2008, entitled "KCS Announces David L. Starling as President and COO; Appointment will Strengthen KCS' International Marketing Initiatives" is attached hereto as Exhibit 99.1.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Kansas City Southern

June 12, 2008	By:	/s/ Brian P. Banks

Name: Brian P. Banks
Title: Associate General Counsel & Corporate Secretary

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Exhibit Index

Exhibit No.	Description

99.1	Press release issued by Kansas City Southern dated June 9, 2008, entitled "KCS Announces David L. Starling as President and COO; Appointment will Strengthen KCS' International Marketing Initiatives."